AMENDMENT NO. 2 TO THE

1989 STOCK OPTION PLAN

OF

TRITON ENERGY CORPORATION







	WHEREAS, Triton Energy Corporation (the "Corporation") adopted the 1989 Stock Option Plan of Triton Energy Corporation (the
"1989 Plan") on November 10, 1988; and



	WHEREAS, Section 12 of the 1989 Plan authorizes the Board of Directors of the Corporation to amend the 1989 Plan; and



	WHEREAS, the 1989 Plan was amended by action of the Board of Directors of the Corporation on April 16, 1992; and



	WHEREAS, the Board of Directors deems it advisable and in the best interest of the Corporation to further amend the 1989 Plan, to clarify certain provisions thereof;



	NOW, THEREFORE, the Board of Directors hereby amends the 1989
Plan, as follows:





I.





	Paragraph 1 of Section 2 of the 1989 Plan is amended in its entirety to read as follows:



		"The Plan shall be administered by the Board of Directors of the Company (the "Board"), a majority of the members of which are "disinterested persons." The Board may delegate, at any time and from time to time, any or all of its authority under the Plan to a committee of three or more directors appointed by the Board, all of whom are "disinterested persons." As used in this Plan, a director shall be deemed a "disinterested person" if he qualifies as a "disinterested person" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange
Act)."



II.



	Section 8 of the 1989 Plan is amended in its entirety to read as follows:



	"8.	Change of Control.



		In the event of a Change in Control of the Company, then, notwithstanding any other provision in the Plan to the contrary, all unmatured installments of options outstanding shall thereupon automatically be accelerated and exercisable in full.
As used herein, the term "Change in Control" shall mean the occurrence of any of the following events: (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's
Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company, (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Exchange Act) or any "group" (as such term is used in Rule 13d-5 promulgated under the Exchange Act), other than the Company or any successor of the Company or any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes, without the prior approval of the Board, a beneficial owner for purposes of Rule 13d-3 promulgated under the Exchange Act, directly or indirectly, of securities of the Company representing 25.0% or more of the Company's then outstanding securities having the right to vote in the election of directors of the Company, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors of the Company, unless the election, or the nomination for election, by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of the period."





	IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed as of the _____ day of ____________, 1994.





							TRITON ENERGY CORPORATION





							By:     // Robert B. Holland, III
          ------------------------------
  								Robert B. Holland, III
  								Sr. Vice President, General Counsel
  								and Secretary











Attest:


    // Tamera D. Gibson

Tamera D. Gibson, Asst. Secretary